Exhibit 23.2

Consent of Independent Certified Public Accountants

The Board of Directors

of Mellon Financial Corporation:

We consent to the use of our report incorporated by reference in this Registration Statement (on Form S-8) of Mellon Financial Corporation. Our report refers to a change in 2002 in the method of accounting for goodwill and other intangibles resulting from business combinations in accordance with Statement of Financial Accounting Standards No. 142.

/s/    KPMG LLP

Pittsburgh, Pennsylvania

September 26, 2003